    As filed with the Securities and Exchange Commission on April 24, 2003
                                                          File No. 333-________

===============================================================================
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        --------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
 ------------------------------------------------------------------------------

                               AUGRID CORPORATION
               (Exact Name of Issuer as Specified in its Charter)

                NEVADA                                     34-1878390
   (State or Other Jurisdiction of                      (I.R.S. Employer
    Incorporation or Organization)                    Identification Number)

                             2275 EAST 55TH STREET
                             CLEVELAND, OHIO 44103
                                 (216) 426-1589
             (Address, including zip code, and telephone number of
                         Principal Executive Offices)

                  CONSULTING AGREEMENT DATED FEBRUARY 6, 2003
          AMENDMENT NO. 1 TO CONSULTING AGREEMENT DATED APRIL 23, 2003
                        (Full Titles of the Agreements)

                           MARY F. SLOAT-HOROSZKO
                            2275 EAST 55TH STREET
                            CLEVELAND, OHIO 44103
                               (216) 426-1589

          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 Copies to:
                           NICOLETTE LOISEL, ESQ.
                     2100 TANGLEWILDE STREET, SUITE 711
                            HOUSTON, TEXAS 77063
                               (713) 974-4020

                          --------------------------
                        CALCULATION OF REGISTRATION FEE

====================================================================================================
                                             PROPOSED            PROPOSED
                                              MAXIMUM            MAXIMUM
 TITLE OF SECURITIES       AMOUNT TO       OFFERING PRICE       AGGREGATE             AMOUNT OF
  TO BE REGISTERED       BE REGISTERED      PER SHARE*        OFFERING PRICE*      REGISTRATION FEE
----------------------------------------------------------------------------------------------------
 Common Stock             10,000,000           $.01              $100,000                $10
----------------------------------------------------------------------------------------------------

     * Determined in accordance with Rule 457(h), the registration fee calculation is based on the average of the high and low prices of the Company's Common Stock reported on the National Association of Securities Dealers Over-the-Counter Bulletin Board on April 21, 2003.

          PART I INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1   PLAN INFORMATION

         The documents constituting Part I of this Registration Statement will be sent or given to parties to their respective Agreements as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

ITEM 2   REGISTRANT INFORMATION

         Upon written or oral request, AuGRID Corporation (the "Company") will provide, without charge, the documents incorporated by reference in Item 3 of
Part II of this Registration Statement. The documents are incorporated by reference in the Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above mentioned information should be directed to Mary F. Sloat-Horoszko at the address on the cover of this Registration Statement.

             PART II INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3   INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents have been filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are deemed to be a part hereof from the date of the filing of such documents:

         (1) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002;
         (2) The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002
         (3) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002;
         (4) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002;
         (5) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2001;
         (6) The description of Common Stock contained in the Company's Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description; and
         (7) All other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

         Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4   DESCRIPTION OF SECURITIES. Not Applicable.

ITEM 5   INTERESTS OF NAMED EXPERTS AND COUNSEL. Not Applicable.

ITEM 6   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Nevada law provides that a director or an officer of a corporation will not be personally liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (i) his act or failure to act constituted a breach of his fiduciary duties as a director or officer, and (ii) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law. This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

            Nevada law provides that a corporation may indemnify its directors and officers, as well as other employees and individuals, against attorneys' fees and other expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the corporation, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. However, indemnification is not available to such person if (i) his act or failure to act constituted a breach of his fiduciary duties as a director or officer, and (ii) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

            The Nevada General Corporation Law provides that the foregoing provisions are not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

            The Company's bylaws provide that the Company is required to indemnify each director, officer and employee against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him in connection with any proceeding to which he may be made a party, or in which he may become involved, by reason of being or having been a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another entity, whether or not he is a director, officer, employee or agent at the time such expenses are incurred, unless he is adjudged guilty of willful misfeasance or malfeasance in the performance of his duties. In the event of a settlement, the Company will indemnify him only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Company.

         The Company's bylaws also permit the Company to obtain insurance on behalf of any director or officer for any liability arising out of his or her actions in a representative capacity.

ITEM 7   EXEMPTION FROM REGISTRATION CLAIMED.  Not Applicable.

ITEM 8   EXHIBITS.

EXHIBIT NUMBER                            DESCRIPTION
--------------         --------------------------------------------------------
3.1                    Articles of Incorporation of the Company filed with the
                       Nevada Secretary of State on August 4, 1995 and incorporated by reference to Exhibit 3(i) to the Company's Form 10-QSB, filed with the Commission on June
                       13, 2001.

3.2 Certificate of Amendment of Articles of Incorporation of the Company filed with the Nevada Secretary of State on March 18, 1998 and incorporated by reference to Exhibit 3(ii) to the Company's Form 10-QSB, filed with the Commission on June 13, 2001.

3.3 By-Laws of the Company adopted August 4, 1995 and incorporated by reference to Exhibit 3 to the Company's Form 10-SB, filed with the Commission on December 27, 1999.

5.1                    Opinion of Nicolette Loisel, Esq.

23.1                   Consent of Nicolette Loisel, Esq. (included in
                       Exhibit 5.1).

23.2                   Consent of Henry L. Creel Co., Inc.

99.1                   Consulting Agreement dated February 6, 2003 with Ahmad
                       Alyasin.

99.2                   Amendment No. 1 to Consulting Agreement dated April 23,
                       2003.


ITEM 9      UNDERTAKINGS.

1.       The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on April 23, 2003.

                               AuGRID Corporation

                                By:  /s/ MJ SHAHEED
                                     ---------------
                                     M. J. Shaheed, President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of April 23, 2003.

     SIGNATURES                           TITLE                     DATE
     ----------                           -----                     ----

/s/ MJ SHAHEED               Chairman of the Board, President    April 23, 2003
--------------                  and Chief Executive Officer
M. J. Shaheed

/s/ MARY F.SLOAT-HOROSZKO          Secretary and Director        April 23, 2003
-------------------------
Mary F. Sloat-Horoszko

/s/ ESSA MASHNI                            Director              April 23, 2003
---------------
Essa Mashni

/s/ STAN CHAPMAN                    Treasurer and Director       April 23, 2003
----------------
Stan Chapman

/s/ MICHAEL YOUNG                          Director              April 23, 2003
-----------------
Michael Young

                                 EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8

EXHIBIT NUMBER                         DESCRIPTION
--------------     --------------------------------------------------------
3.1                Articles of Incorporation of the Company filed with the
                   Nevada Secretary of State on August 4, 1995 and incorporated by reference to Exhibit 3(i) to the Company's Form 10-QSB, filed with the Commission on June
                   13, 2001.

3.2 Certificate of Amendment of Articles of Incorporation of the Company filed with the Nevada Secretary of State on March 18, 1998 and incorporated by reference to Exhibit 3(ii) to the Company's Form 10-QSB, filed with the Commission on June 13, 2001.

3.3 By-Laws of the Company adopted August 4, 1995 and incorporated by reference to Exhibit 3 to the Company's Form 10-SB, filed with the Commission on December 27, 1999.

5.1                Opinion of Nicolette Loisel, Esq.

23.1               Consent of Nicolette Loisel, Esq. (included in Exhibit 5.1).

23.2               Consent of Henry L. Creel Co., Inc.

99.1               Consulting Agreement with Ahmad Alyasin dated February 6,
                   2003.

99.2               Amendment No. 1 to Consulting Agreement dated April 23,
                   2003.